EXHIBIT 10.1

                               AGREEMENT AMENDMENT

This Amendment (hereinafter the "Agreement") to those certain Share Purchase Agreements referred to below as the "FT Share Purchase Agreement" and "Jarsi Share Purchase Agreement" is made and entered into as of the date hereof, by and among: (i) FirstCom Teleductos Holdings (B.V.I.) Inc., a company duly organized and existing under the Laws of the British Virgin Islands (hereinafter "FirstCom Teleductos Holdings") (hereinafter the "Buyer"), on one part ; and on the other part : (i) Varel International Limited, a company duly organized and existing under the laws of the British Virgin Islands (hereinafter "Varel") ; and (ii) Zelbord Properties Limited, a company duly organized and existing under the laws of the British Virgin Islands (hereinafter, "Zelbord", and Varel and Zelbord collectively referred to as the "Sellers").

                             PRELIMINARY STATEMENTS

1. On February 1, 1999 FirstCom Teleductos Holdings executed a Share Purchase Agreement with Varel (hereinafter the Jarsi Share Purchase Agreement") pursuant to which FirstCom Teleductos Holdings acquired 100% of the equity interests in Jarsi Finance Corp., a corporation organized and existing under the laws of Panama, and an indirect equity participation of 15.55% in a Colombian telecommunications Company formerly known as "Teleductos S.A." and now known as "FirstCom Colombia S.A.".

2. On February 1, 1999 FirstCom Teleductos Holdings executed a Share Purchase Agreement with Zelbord (hereinafter the "FT Share Purchase Agreement") pursuant to which FirstCom Teleductos Holdings acquired 100% of the issued and outstanding capital stock of FirstCom Teleductos B.V.I. Inc., a corporation duly organized and existent under the Laws of the British Virgin Islands, and an indirect equity interest of 35.45% in a Colombian telecommunications company formerly known as "Teleductos S.A." and now known as "FirstCom Colombia S.A.".

3. FirstCom Teleductos Holdings is a wholly owned subsidiary of FirstCom Corporation.

4. FirstCom Teleductos Holdings has a total payable outstanding balance under both the Jarsi Share Purchase Agreement and the FT Share Purchase Agreement of Five Million Two Dollars (US$5,000,002), plus accrued interest distributed as follows : (i) under the Jarsi Share Purchase Agreement, One Million Five Hundred Twenty Four Thousand Eight Hundred Dollars (US$ 1,524,800), plus accrued interest payable as follows : (a) Six Hundred Nine Thousand Nine Hundred and Twenty Dollars (US$609,920), plus accrued interest due on August 31, 1999 and (b) Nine Hundred Fourteen Thousand Eight Hundred and Eighty Dollars (US$ 914,880), plus accrued interest which shall be due on February 1, 2000 ; and (ii) under the FT Share Purchase Agreement, Three Million Four Hundred Seventy Five Thousand Two Hundred and Two Dollars (US$ 3,475,202), plus accrued interest, payable as follows :
     (a) One Million Three Hundred and Ninety Thousand Seventy Eight Dollars (US$ 1,390,078), plus accrued interest due

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     on August 31, 1999; and (b) Two Million Eighty Five Thousand One Hundred
     and Twenty Four Dollars (US$ 2,085,124), plus accrued interest which shall be due on February 1, 2000 (all of which shall be hereinafter referred to as the "Outstanding Amounts").

5. The Buyer and the Sellers have entered into this Agreement for the purpose, among others, of amending several provisions of both the Jarsi Purchase Agreement and the FT Purchase Agreement, including that regarding payment of Outstanding Amounts.

In consideration of the above, the Buyer and the Sellers have decided to enter into this Agreement, which terms and conditions are as follows :

SECTION 1.     PAYMENT

          1.1. Subject to the terms and conditions of this Agreement, the Buyer and the Sellers agree that Buyer shall satisfy the Outstanding Amounts as follows. On or before August 31, 1999 at 6:00 p.m. Colombian Time, time being of the essence in this Agreement, Buyer shall deliver to Sellers Five Hundred Thousand (500,000) shares of FirstCom Corporation (the "FirstCom Shares"). The FirstCom Shares shall be held in escrow pursuant to the terms and conditions of an Escrow Agreement of even date herewith among the parties hereto and Baker & McKenzie, as escrow agent (the "Escrow Agreement"). The FirstCom Shares shall be allocated among the Sellers as follows: (a) Varel shall receive One Hundred Fifty Two Thousand Four Hundred Eighty (152,480) shares; and (b) Zelbord shall receive Three Hundred Forty Seven Thousand Five Hundred Twenty (347,520) shares. FirstCom Corporation shall file on or before July 31, 1999, with respect to the FirstCom Shares, a registration statement (a "Registration Statement") with the U.S. Securities and Exchange Commission (the "SEC") on an appropriate form and use its best efforts to cause and such Registration Statement to have been declared effective by the SEC on or prior to the date of delivery of the FirstCom Shares to the Sellers. Notwithstanding the foregoing, in the event that the Registration Statement has not been declared effective by the SEC on or before August 31, 1999 despite the best efforts of Buyer to cause it to become effective in a timely manner, as a result of the review process undertaken by the SEC or because of a legal requirement to revise the Registration Statement to reflect the occurrence of any material event, the failure of which would cause the Registration Statement to be false or misleading in any material respect, then this entire Agreement, including any waivers provided herein, shall terminate and be of no force and effect and no party hereto shall have any liability to any other party hereto hereunder, and the parties shall be restored to their respective positions immediately preceding the date hereof. By way of clarification, and not limitation, if this Agreement Amendment shall terminate on or before August 31, 1999 for any reason, the parties hereto shall have the same rights and remedies as if this agreement had never existed.

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SECTION 2.     NEGOTIABILITY OF SHARES

               The Sellers agree that in no case will they sell more than two hundred thousand (200,000) FirstCom Shares during any 30-day period beginning on the date of delivery by the Buyer to the Sellers of the FirstCom Shares and registration thereof. The Escrow Agreement shall provide the terms and conditions upon which the FirstCom Shares shall be released for resale upon compliance with the foregoing restriction.

SECTION 3.     WAIVER

          3.1 In consideration of the parties entering into this Agreement, the Buyer and Seller hereby jointly expressly and irrevocably waive any and all right or remedy they may have to make any claim, or initiate any litigation, claim of indemnification or any other action whatsoever, including the exercise of any set-off rights, to which they could be entitled under the Jarsi Share Purchase Agreement, the FT Share Purchase Agreement or any other related document including but not limited to the Teleductos Share Purchase Agreement, based on any liability that could be attributable to the Sellers or Buyers as a result of the breach of any representations, warranties, covenants and mutual agreements provided in any such agreements and documents.

          3.2 As a result of the above, the Buyer and Sellers expressly acknowledge and agree that there will be no survival of the representations, warranties or covenants contained in the Jarsi Share Purchase Agreement, FT Share Purchase Agreement, the Teleductos Share Purchase Agreement or any other document related thereto beyond the original dates of such agreements.

SECTION 4      GUARANTEES

          4.1 Both the Sellers and the Buyer agree that the Share Pledge Agreements over the Teleductos Shares dated February 1, 1998 and executed and delivered by FirstCom Teleductos Holdings under the Jarsi Share Purchase Agreement and the FT Share Purchase Agreement will continue in full force and effect until delivery of the FirstCom Shares, to the Sellers or to the Escrow Agent as the case may be, and the effectiveness of the Registration Statement. Once the aforementioned condition has occurred, the Sellers will immediately release all of the Teleductos pledged shares according to the procedure provided in each Share Pledge Agreement.

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF BUYER

               The Buyer hereby jointly and severally represent to the Sellers as follows:

          5.1 The issuance of FirstCom Shares as provided in Section 1.1 has been duly authorized by FirstCom Corporation, the parent company of the Buyer and

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               does not conflict with FirstCom Corporation articles of
               incorporation or bylaws, or any contract or agreement by which FirstCom is bound. The FirstCom Shares, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable. The execution and delivery of this Agreement and the Escrow Agreement and the performance of all obligations thereunder by Buyer and FirstCom Corporation when applicable have been duly authorized by all necessary corporate action and constitute valid and enforceable obligations of Buyer and FirstCom Corporation when applicable..

          5.2. Each report filed by FirstCom as required by the Securities Exchange Act of 1934 (the "1934 Act Reports"), except to the extent qualified by later 1934 Act Reports, does not contain an untrue statement of a material fact or omit to state any material fact required to be therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made. The 1934 Act Filings comply in all material respects with the requirements of the Securities Exchange Act of 1934. FirstCom has timely filed all 1934 Act Reports that it is required by law to file.

          5.3 There has been no material adverse change in the business, financial condition or prospects of FirstCom since the date of FirstCom's most recent Annual Report on Form 10-KSB, except to the extent disclosed on FirstCom's most recently filed Quarterly Report on Form 10-Q or on any report filed on Form 8-K.

SECTION 6      REPRESENTATIONS AND WARRANTIES OF THE SELLERS

               Each of the Sellers hereby jointly and severally represent to the Buyer that :

          6.1. This Agreement and the Escrow Agreement have been duly authorized by all corporate authorizations in accordance with each of the Sellers articles of incorporation or bylaws (or similar organizational documents), and the execution of this Agreement and the Escrow Agreement does not contravene the same.

SECTION 7.     INDEMNIFICATION

          7.1. The parties hereto, jointly and severally, agree to indemnify and hold eachother harmless from any and all losses, claims, damages or liabilities,

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               costs and expenses (including reasonable attorney's fees) arising out of or based upon the fact that any of the Buyer's or Sellers representations and warranties that are untrue or upon the failure of either of the parties to comply with any of the convenants and agreements contained herein.

8. MISCELLANEOUS

          8.1 The Buyer and the Sellers acknowledge that this Agreement, together with all annexes attached hereto and all other documents relating to the Outstanding Amounts, constitutes the entire agreement in regards to the matters provided herein and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, including the Jarsi Purchase Agreement and the FT Purchase Agreement.

9. NOTICE

          9.1. All notices to be provided or delivered between the Buyer and the Sellers under this Agreement shall be done according to that provided in section 11.02 of both the Jarsi Share Purchase Agreement and the FT Share Purchase Agreement.

In witness hereof, the Buyer and the Sellers have executed this Amendment Agreement on the __ day of July, 1999.

BUYER                                              SELLERS

FIRSTCOM TELEDUCTOS (B.V.I.) INC.

                                                   VAREL INTERNATIONAL LIMITED

By :______________________                         By :______________________
Name:                                              Name :
Title:                                             Title :

                                                   ZELBORD PROPERTIES LIMITED

                                                   By :______________________
                                                   Name :
                                                   Title :

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